AMENDMENT TO
PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment') is hereby executed as of January 5, 2011 between PRINCIPAL LIFE INSURANCE COMPANY (the "Company"), an Iowa life insurance company, on its own behalf and on behalf of each segregated assets account of the Company, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENT VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS SCUDDER DISTRIBUTORS, INC.) (the "Underwriter"), a Delaware corporation and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the "Adviser"), a Delaware corporation.WITNESSETH:

WHEREAS, the Company, the Funds, the Underwriter and the Adviser (the "Parties'') have entered into an Participation Agreement, dated December 1, 2007 (the "Agreement");

WHEREAS, the Parties now wish to amend the Participation Agreement as provided herein in accordance with the Agreement;

NOW, THEREFORE, the Parties hereto agree as follows:

1.	The Agreement is hereby amended to change the Underwriter's name from DWS Scudder Distributors, Inc. to DWS Investments Distributors, Inc.;

2.	Schedule A is hereby ended to add the following "Contracts funded by Separate Accounts":
Flex Variable Life Insurance;
Survivorship VUL;
VUL Accumulator;
PrinFlex;
VUL Income; and
VUL Accumulator II; and

3.	Schedule B is hereby amended to rename the following funds:

DWS International Select Equity VIP is now DWS Diversified
International Equity VIP; and
DWS Dreman High Return Equity VIP is now DWS Strategic Value VIP.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. All other terms and provisions of the Participation Agreement between the Company, the Funds, the Underwriter and the Adviser remain in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

PRINCIPAL LIFE INSURANCE COMPANY
By /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Mgmt

DWS VARIABLE SERIES I
By: /s/ John Millette
Name: John Millette
Title: Vice President & Secretary

DWS VARIABLE SERIES II
By: /s/ John Millette
Name: John Millette
Title: Vice President & Secretary

DWS INVESTMENT VIT FUNDS
By: /s/ John Millette
Name: John Millette
Title: Vice President & Secretary

DWS INVESTMENTS DISTRIBUTORS, INC.
By: /s/ Michael J. Woods
Name: Michael J. Woods
Title: CEO

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
By: /s/ Alban Miranda
Name: Alban Miranda
Title: COO

By: /s/ (indecipherable)
Name: (indecipherable)
Title: Director

ACKNOWLEDGED AND AGREED AS TO SECTION 5.4 ONLY

PRINCOR FINANCIAL SERVICES CORPORATION (a registered securities broker-dealer and affiliate of Principal Life Insurance Company
By: /s/ Marty Richardson
Name: Marty Richardson
Title: V.P. Broker Dealer Operations

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